Exhibit 10.16

SCHEDULE A
TO
EXHIBIT 10.15

Rurban Financial Corp. (the “Registrant”) has entered into Amended and Restated Supplemental Executive Retirement Agreements effective as of December 31, 2008 (“Amended SERP Agreements”), with the executive officers of the Registrant identified below, which Amended SERP Agreements are substantially identical to the Amended and Restated Supplemental Executive Retirement Agreement, effective as of December 31, 2008, by and between the Registrant and Kenneth A. Joyce, President and Chief Executive Officer of the Registrant, a copy of which was filed as Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Form 10-K”).

In accordance with Rule 12b-31 promulgated under the Securities Exchange Act of 1934 and Item 601(b)(10)(iii) of Regulation S-K, the following table identifies (a) the name and title of each executive officer of the Registrant with whom the Registrant has entered into an Amended SERP Agreement similar to that included as Exhibit 10.15 to the 2008 Form 10-K; (b) the Retirement Benefit (as a percentage of the executive officer’s Annual Direct Salary) payable under Section 3.1 of the executive officer’s Amended SERP Agreement if the executive officer terminates employment on or after age 65; and (c) the Early Retirement Benefit (as a percentage of the executive officer’s Annual Direct Salary) if the executive officer terminates employment prior to age 65 (provided the executive officer has at least 5 years of service):

		(c)
		Early Retirement Benefit
		At least 55
(a)	(b)	but less than	At least 60 but
Name and Title	Retirement Benefit	60	less than 65
Duane L. Sinn	20%	10%	15%
Executive Vice President and Chief Financial Officer of Registrant

Henry R. Thiemann	20%	10%	15%
President of RDSI

Mark A. Klein	15%	5%	10%
President and Chief Executive Officer of State Bank